 Execution Version

SUPPORT AGREEMENT

This Support Agreement (the “Agreement”) is made and entered into as of [●], 2015, by and among DF Institute, LLC, an Illinois limited liability company (“Parent”), Smart Pros Ltd., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (“Holder”).

RECITALS

Pursuant to an Agreement and Plan of Merger, dated as of [●], 2015 (the “Merger Agreement”), by and among Parent, SPL Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will thereby become a wholly owned subsidiary of Parent. Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent has required that Holder enter into this Agreement. Holder is the record and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of such number of shares of the outstanding Common Stock, par value $0.0001 per share, of the Company as is indicated beneath Holder’s signature on the last page of this Agreement (the “Shares”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

The parties agree as follows:

1.                  Agreement to Retain Shares.

(a)                Transfer. (1) Except as contemplated by the Merger Agreement, and except as provided in Section 1(b) below, during the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the Expiration Date (as defined below), Holder agrees not to, directly or indirectly, sell, transfer, assign, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares or any New Shares (as defined below), (2) Holder agrees not to, directly or indirectly, pledge, encumber or create a Lien on any Shares or enter into any contract, option, commitment or other arrangement or understanding with respect to the foregoing, grant any proxies or powers of attorney, deposit any of such Holder’s Shares into a voting trust or enter into a voting agreement with respect to any of such Holder’s Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2), and (3) Holder agrees not to, directly or indirectly, take any action that could reasonably be expected to have the effect of preventing or disabling Holder from performing Holder’s obligations under this Agreement at any time prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date. As used herein, the term “Expiration Date” shall mean the date of termination of the Merger Agreement in accordance with the terms and provisions thereof.

(b)               Permitted Transfers. Section 1(a) shall not prohibit a transfer of Shares or New Shares (as defined below) by Holder to any Affiliate of Holder or any family member or trust for the benefit of any family member so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent memorializing such agreement.

(c)                New Shares. Holder agrees that any shares of Company Common Stock that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

(d)               Stop Transfer. From and after the date of this Agreement through the term of this Agreement, the Company will not register or otherwise recognize the transfer (by book entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, Section 1(b).

2.                  Agreement to Vote Shares.

(a)                Until the earlier to occur of the Effective Time and the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Holder shall appear at such meeting (in person or by proxy) to be counted as present for the purposes of calculating a quorum and shall vote (or cause to be voted) or deliver a written consent (or cause a consent to be delivered) covering all the Shares and any New Shares: (i) in favor of adoption of the Merger Agreement and the approval of the transactions contemplated thereby and (ii) against (x) any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between the Company and any person or entity other than Parent, (y) any other action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or Holder under this Agreement, or (z) which would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled (each such action or proposal described in this clause (ii), an “Opposing Proposal”). This Agreement is intended to bind Holder as a stockholder of the Company only with respect to the specific matters set forth herein. Except as set forth in clauses (i) and (ii) of this Section 2, Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company. Prior to the termination of this Agreement, Holder covenants and agrees not to enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Agreement.

(b)               Holder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent until the earlier to occur of the Effective Time and the Expiration Date with respect to the Shares and any New Shares in accordance with Section 2(a) but, only with respect to those matters referred to in Section 2(a). This proxy and power of attorney is given to secure the performance of the duties of Holder under this Agreement. Holder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Holder shall be irrevocable until the earlier to occur of the Effective Time and the Expiration Date, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Holder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Holder. The proxy and power of attorney granted hereunder shall terminate upon until the earlier to occur of the Effective Time and the Expiration Date.

2

(c)                Holder further agrees that, until the termination of this Agreement, Holder will not, and will not permit any entity under Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (B) initiate a stockholders’ vote with respect to an Opposing Proposal or (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

3.                  Representations Warranties and Covenants of Holder. Holder hereby represents, warrants and covenants to Parent that:

(a)                Holder (i) is the sole record and/or sole beneficial owner of the Shares, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time and (B) the Expiration Date, are and will be free and clear of any liens, claims, options, charges or other encumbrances, and (ii) does not own of record or beneficially any shares of capital stock of the Company other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law).

(b)               Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)                The execution and delivery of this Agreement by such Holder does not, and the performance by such Holder of his, her or its obligations hereunder and the consummation by such Holder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such Holder is a party or by which such Holder is bound, or any statute, rule or regulation to which such Holder is subject or, in the event that such Holder is a corporation, partnership, trust or other entity, any governing document of such Holder. The execution and delivery of this Agreement by such Holder does not, and the performance of this Agreement by such Holder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by such Holder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Holder of his, her or its obligations under this Agreement in any material respect.

3

(d)               Holder hereby waives, to the fullest extent permitted by law, and agrees not to assert any appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware or otherwise in connection with the Merger with respect to all the Shares and any New Shares,

4.                  Additional Documents. Holder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary to carry out the purpose and intent of this Agreement.

5.                  Termination. This Agreement shall terminate and shall have no further force and effect upon the earlier of the Effective Time or the Expiration Date. Holder shall have the right to terminate this Agreement immediately following Parent’s notification to the Company of (a) any decrease in the Merger Consideration payable in the Merger or (b) any change to the form of consideration payable in the Merger.

6.                  Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a record holder and/or beneficial owner of the Shares, (b) nothing in this Agreement shall be construed to limit or affect any action or inaction by Holder (or any person that is employed by or that renders services for Holder or any of its Affiliates) acting in his, her or its capacity as a director or fiduciary of the Company, including, for the avoidance of doubt and without limitation, any participation by any such person in his capacity as a director of the Company in any discussions or negotiations regarding, and making any determinations or recommendations with respect to, Section 5.3(c) or Articles VI or VII of the Merger Agreement, or (c) Holder shall have no liability to Parent, Merger Sub or any of their Affiliates under this Agreement as a result of any action or inaction by Holder (or any person that is employed by or that renders services for Holder or any of its Affiliates) acting in his capacity as a director or fiduciary of the Company.

7.                  Miscellaneous.

(a)                Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the parties and their respective successors and assigns.

(b)               Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereof that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Each of the parties hereto (i) consents to submit to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement in any court other than a federal or state court sitting in the State of Delaware.

4

(c)                Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)                Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 72 hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(f)                Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)               Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

[SIGNATURE PAGE FOLLOWS]

5

The parties have caused this Agreement to be duly executed on the date first above written.

DF INSTITUTE, LLC

By:
Name:
Title:

Address:

SMART PROS LTD.

By:
Name:
Title:

Address:

“HOLDER”

Holder’s Address for Notice:

Facsimile:

 [SIGNATURE PAGE TO SUPPORT AGREEMENT]

Shares owned of record:

Class of Shares	Number
Common Stock